Exhibit 4.20

AMENDMENTS TO SECURED PROMISSORY NOTES

DATED December 31, 2024

Reference is made to the secured promissory notes dated February 8, 2024 and amended on August 7, 2024 (the “Notes”) entered into by XChange TEC.INC with MMTEC, Inc. (each a “Party” and collectively the “Parties”).

Unless otherwise referred to herein, capitalized terms used in this amendment (the “Amendment”) shall have the same meanings as those defined in the Notes.

1.	Pursuant to Amendments to Promissory Notes dated August 7, 2024 of each of the Notes, “Maturity Date” means December 31, 2024.

The undersigned, being the parties to the Notes, as the case may be, hereby agree to extend the Maturity Date of each of the Notes to June 30, 2025 (or such other date as the parties may further agree).

2.	Except as set forth in this Amendment, the Notes is unaffected and shall continue in full force and effect in accordance with its terms.

3.	Section 5 of the Notes is hereby incorporated by reference and shall apply to this Amendment mutatis mutandis.

XChange TEC.INC

By:	/s/ Yong Zhang
Name:	Yong Zhang
Title:	CEO

MMTEC, INC

By:	/s/ Xiangdong Wen
Name:	Xiangdong Wen
Title:	CEO

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